                                                                    EXHIBIT 23-1

                         CONSENT OF INDEPENDENT AUDITOR


       We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 3, 2000, in the Registration Statement (Form S-1 No. 333-__________) and related Prospectus of The Banc Corporation for the registration of 920,000 shares of TBC Capital Statutory Trust _____% Cumulative Trust Preferred Securities (liquidation amount $25.00 per preferred security) guaranteed by The Banc Corporation.


                                Ernst & Young LLP



Birmingham, Alabama
June 30, 2000